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                                                                EXHIBIT 10.13.5




                         MODIFICATION AND RATIFICATION OF LEASE

         This Modification and Ratification of Lease Agreement is made and entered into between Sterling Plaza Ltd., by Sterling Projects, Inc., General Partner (Lessor or Landlord) and Brigham Oil & Gas., L.P. (A Delaware Limited Partnership) (Lessee or Tenant) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

                              W I T N E S S E T H:

         1. Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement dated May 21, 1992 and Modification and Ratification of Lease dated April 1, 1993, between Lessor and Lessee, for the rental of the following described property: Approximately 7,672 rentable square feet of office space located at 5949 Sherry Lane, Suite 1616, Dallas, Texas 75225.

         2. Lessee warrants that Lessee has accepted and is now in possession of the demised premises and that the Lease Agreement is valid and presently in full force and effect.

         3. Lessor and Lessee agree that upon occupancy the square footage of the premises shall be increased by 3,685 square feet, from 7,672 square feet to 11,357 square feet.

         4. Lessor and Lessee agree that upon occupancy, the monthly rental payments shall be changed from $9,110.38 per month to $13,716.63 per month. However, in accordance with paragraph 1.f. of that certain Lease Agreement dated May 21, 1992, tenant shall receive a rental credit of $7,170.00 during months 8, 11, 14, 20, 26, 32, 38, 44 and 56, leaving a rental balance due for each of those months of $6,546.63.

         5. Lessor and Lessee hereby agree that the operating expense stop shall be the actual operating expenses for 1993 on the additional 3,685 square feet.

         6. Lessor and Lessee hereby agree that Lessor shall bear the actual costs, not to exceed $5.00 per square foot to improve the additional 3,685 square feet.

         7.      Lessor and Lessee hereby agree that Lessor shall provide ten
(10) additional unreserved and two (2) reserved parking spaces at no additional cost to Lessee.

         8. First Right of Refusal: Lessor hereby grants to Lessee an ongoing Right of First Refusal to lease the adjoining approximately 2,822 square feet of space to the east of the Premises on the north side of the Building. If Lessee elects to exercise its Right of First Refusal to lease such space within the first two (2) years of the date of this Modification and Ratification of Lease, it shall be under the same terms and conditions of this Modification and Ratification of Lease. After the first two (2) years if Lessor desires to lease such space to a third party, Lessee shall have ten (10) business days from receipt of such notice to notify Lessor in writing of Lessee's intent to exercise its Right of First Refusal. If Lessee does not exercise its Right of First Refusal, then Lessor may lease such space to any third party. If Lessee elects to exercise its Right of First Refusal to lease such space, the term for such space shall expire simultaneously with the term of this lease, and the rent for such space shall be based on the lesser of the then prevailing rental rates for properties of equivalent quality, size, utility and location, with the length of the Lease term and credit standing of Lessee to be taken into account or a third party offer, otherwise subject to all of the same terms, covenants, and conditions of this Modification and Ratification of Lease. Within thirty (30) days from the date of Lessee's election to exercise its Right of First Refusal, Lessee shall execute plans and specifications, change orders showing construction costs to be paid by Lessee, if any, and a Modification and Ratification of this Lease to include the additional space; otherwise Lessee's Right of First Refusal shall terminate as to the space described in the notice from Lessor to Lessee and Lessor may lease such space to any third party.

                 If Lessee does not exercise its Right of First Refusal and Lessor leases such space to a third party, then when such third party's rights to the space have been completely terminated, either by expiration, termination or any other means, Lessee shall have a fifteen
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(15) day option to lease such space at the then prevailing market rental rates.
If after fifteen (15) days Lessee fails to exercise its option, said option shall expire, and Lessee shall thereafter possess a Right of First Refusal on such space. If Lessor desires to lease such space to a third party, Lessee shall have ten (10) business days from receipt of such notice to notify Lessor in writing if Lessee's intent to exercise its Right of First Refusal. If
Lessee does not exercise its Right of First Refusal, then Lessor may lease such space to any third party. If Lessee elects to exercise its Right of First Refusal to lease such space, the term for such space shall expire simultaneously with the term of this lease, and the rent for such space shall be based on the lesser of the then prevailing rental rates for properties of equivalent quality, size, utility and location, with the length of the Lease term and credit standing of Lessee to be taken into account or a third party offer, otherwise subject to all of the same terms, covenants, and conditions of this Modification and Ratification of Lease. Within thirty (30) days from the date of Lessee's election to exercise its Right of First Refusal, Lessee shall execute plans and specifications, change orders showing construction costs to be paid by Lessee, if any, and a Modification and Ratification of this Lease to include the additional space; otherwise Lessee's Right of First Refusal shall terminate as to the space described in the notice from Lessor to Lessee and Lessor may lease such space to any third party.

         8. Lessor and Lessee hereby agree that all other terms and conditions of the Lease Agreement shall remain the same.

         Signed at Dallas, Texas, this 12th day of May, 1993.


                               LESSOR:  Sterling Plaza Ltd., by
                                        Sterling Projects, Inc., General Partner

                               BY: /s/ Larry Keim
                                  ---------------------------------------------
                                       Larry Keim


                               TITLE:  Vice President
                                     ------------------------------------------


                               LESSEE:  Brigham Oil & Gas, L.P.
                                        (A Delaware Limited Partnership)

                               BY: /s/ Anne L. Brigham
                                  ---------------------------------------------
                                       Anne Brigham

                               TITLE:  Vice President
                                     ------------------------------------------